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Purchase
Date
   Underwriter		Principal Amount	Aggregate		 Commission
   from Whom		of Purchase	Amount		Purchase Spread
   Purchased		by Adviser	of Offering	Price	 or Profit	Security		Affiiated Underwriter

AXA Premier Core Bond (BlackRock Sleeve)
01/03/02
   Lehman Brothers Inc.	104,574,000	994,850,000	99.485	0.2500%	Lehman Brothers 	Dresdner Kleinwort Wasserstein
									Holdings, Inc.

01/09/02
  Goldman Sachs & Co.	104,425,150.60	1,494,660,000	99.644	0.4250%	Daimler Chrysler 	Deutsche Bank AG
									NA Holding Corp.

03/11/02
   Bank of America Sec.LLC	14,889,900	397,064,000	99.266	0.6500%	Equity Residential 	PNC Capital Markets
									Properties Trust



AXA Premier Core Bond (PIMCO Sleeve)
01/03/02
   Goldman Sachs		800,000		2,750,000,000	100.000	148 BP	Goldman Sachs 	Deutsche Bank AG London
								vs. 	Group, Inc.	Credit Lyonnais
								T 5 08/05/11		Hypoveriensbank

02/15/02
   Bank of America		97,700,000	500,000,000	100.000	387.5 BP Dynegy 		Credit Lyonnais
								vs. 	 Holdings, Inc.
								T 4 7/8 02/12

03/27/02
   Bank of America		8,575,000	250,000,000	100.000	342.0 BP Boyd Gaming 	Deutsche Banc Alex Brown, Inc.
								vs. 	Corp. NT 144a	Credit Lyonnais
								T 4.875 02/12

03/27/02
   Morgan Stanley		70,810,000	1,000,000,000	99.903	153 BP	Morgan Stanley 	Credit Lyonnais
								vs.	Dean Witter Global NT
								T 5.375 02/31

04/11/02
   Lehman Brothers		100,000		800,000,000	99.483	gross	Starwood Hotels 	Credit Lyonnais
								fee	& Resorts
								7.50



AXA Premier Large Cap Value (Alliance Sleeve)
01/31/02
   Morgan Stanley,		 21,028,000	980,000,000	28.000	4.75%	Loews Corp., 	Sanford C. Bernstein
   Dean Witter, 							$1.33/	Carolina Group
   Credit Suisse First Boston,					share
   Merrill Lynch, Lehman Brothers,
   UBS Warburg and Jeffries & Co.

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